Exhibit 10.4

PROMISSORY NOTE ("NOTE"} -10% SIMPLE INTEREST

$15,000.00

July 25, 2016

For VALUE RECEIVED, Bio Matrix Scientific Group, Inc. ("Borrower") promises to pay to Blackbriar Partners Inc. ("Lender") the principal sum of Fifteen Thousand Dollars ($15,000.00) with accrued simple interest at the rate of 10% percent per annum on the balance. The said principal and accrued interest shall be payable in lawful money of the United States of America on July 25, 2017. This Note may be prepaid in whole or in part at any time without premium or penalty. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note. All terms and conditions of this Note shall be interpreted under the laws of the state of California and venue shall be the state of California.

Bio Matrix Scientific Group, Inc.

/s/ David Koos

David R. Koos

Chairman & CEO

Accepted By:

Blackbriar Partners

/s/ David Koos

David R. Koos

Chairman & CEO